FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
AND GUARANTY AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND GUARANTY AGREEMENT (this “First Amendment”) is entered into as of May 2, 2012, by and among ENSCO PLC, an English public limited company (“Parent”), ENSCO INTERNATIONAL INCORPORATED, a Delaware corporation (“EII”), ENSCO UNIVERSAL LIMITED, an English private limited company (“EUL”), ENSCO OFFSHORE INTERNATIONAL COMPANY, a Cayman Islands exempted company (“EOIC”), PRIDE INTERNATIONAL, INC., a Delaware corporation (“Pride”), PRIDE INTERNATIONAL LTD., a British Virgin Islands company (“Pride International”), ENSCO GLOBAL IV LTD. (f/k/a Pride Global Ltd.), a British Virgin Islands company (“Global IV”) and ENSCO OVERSEAS LIMITED, a Cayman Islands exempted company (“ENSCO Overseas” and, together with Parent, EII, EUL, EOIC, Pride, Pride International and Global IV, the “Borrowers”), ENSCO GLOBAL LIMITED, a Cayman Islands exempted company (“Global Limited”), ENSCO UNITED INCORPORATED, a Delaware corporation (“EUI”) and ENSCO INVESTMENTS LLC, a Nevada limited liability company (“ENSCO Investments” and, together with EII, Parent, Global Limited, EUI and Pride, the “Guarantors” and, together with the Borrowers, the “Loan Parties”), Citibank, N.A., as administrative agent (the “Administrative Agent”), and the Banks party hereto (the “Banks”).
Preliminary Statements

WHEREAS, the Loan Parties, the Administrative Agent and the Banks, are parties to that certain Third Amended and Restated Credit Agreement dated as of May 12, 2011 (as same may be further amended, restated, increased and extended, the “Credit Agreement”; capitalized terms used herein that are not defined herein and are defined in the Credit Agreement are used herein as defined in the Credit Agreement); and
WHEREAS, the Guarantors are party to that certain Guaranty dated as of May 12, 2011 (as same may be further amended, restated, increased and extended, the “Guaranty Agreement”) in favor of the Administrative Agent; and
WHEREAS, the Borrowers have requested that the Banks and the Administrative Agent modify the Credit Agreement and the Guaranty Agreement and change certain terms thereof, and the Administrative Agent and the Banks party hereto, which Banks constitute the Majority Banks, have agreed to do so subject to the terms and conditions of this First Amendment; and
WHEREAS, the Loan Parties, the Administrative Agent and the Banks party hereto wish to execute this First Amendment to evidence such agreement.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Loan Parties, the Administrative Agent and the Banks party hereto hereby agree as follows:

Section 1.Amendments to Credit Agreement.

(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following new definition:
"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority, central bank or comparable agency or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority, central bank or comparable agency; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
(b)Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions as follows:

"364-Day Revolving Credit Facility" means the $450,000,000 364-Day Revolving Credit Facility among the Loan Parties, Citibank, N.A., as Administrative Agent, the lead arrangers and other agents named therein and the lenders from time to time party thereto, as amended, supplemented or modified from time to time.
"Consolidated Intangible Assets" means, on any date of its determination for the Parent and its Consolidated Subsidiaries that are Restricted Subsidiaries on a consolidated basis, assets of such Persons that are considered to be intangible assets under GAAP.
"Consolidated Shareholders' Equity" means, as of any date of determination for the Parent and its Consolidated Subsidiaries that are Restricted Subsidiaries, determined on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP; provided, that for purposes of Section 5.02(a), “Consolidated Shareholders' Equity” shall be determined for the Parent and all of its Consolidated Subsidiaries.
"Consolidated Tangible Net Worth" means, as of any date of determination, for the Parent and its Consolidated Subsidiaries that are Restricted Subsidiaries, determined on a consolidated basis, Consolidated Shareholders' Equity on such date minus Consolidated Intangible Assets on such date, determined in accordance with GAAP.
(c)Section 1.01 of the Credit Agreement is hereby amended by adding the following proviso at the end of the definition of “Debt”:

; provided further that, solely for purposes of Section 5.01(k) (including, without limitation, in respect of all calculations made by reference to Section 5.01(k)) and Section 23 of the Guaranty, “Debt” shall not include any intercompany Debt owing to the Parent or any Restricted Subsidiary.

(d)Section 2.03(c)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(ii) quarterly in arrears on or before the later of (A) the last day of each March, June, September and December, commencing June 30, 2011, (B) the date that is three Business Days following the Parent's receipt of an invoice for such fees, and (C) the Termination Date.
(e)Section 2.10(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)    If, due to any Change in Law, there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining LIBOR Advances (or of maintaining its obligation to make any such Advance), any increase in the cost to any Bank or any Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any such Letter of Credit), or any reduction in amount of any sum received or receivable by such Bank or such Issuing Bank hereunder (whether of principal, interest, or any other amount) (other than increased costs described in Section 2.06 or in Section 2.10(c) below), then the applicable Borrower or Borrowers shall from time to time, upon demand by such Bank or such Issuing Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank or such Issuing Bank additional amounts sufficient to compensate such Bank or Issuing Bank for such increased cost unless such Bank or Issuing Bank shall have withdrawn its demand for additional compensation for such increased cost pursuant to Section 2.16(b) or such Borrower is not obligated to pay such amounts pursuant to Section 2.16(a). Such Bank or Issuing Bank shall provide to such Borrower a reasonable explanation of such amounts to be paid by such Borrower.
(f)Section 2.10(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c)    If any Bank or Issuing Bank shall have determined that any Change in Law has the effect of increasing the amount of capital required or expected to be maintained as a result of its Commitment hereunder or the existence of any Letter of Credit, such Bank or Issuing Bank shall have the right to give prompt written notice and demand for payment thereof to the Parent with a copy to the Administrative Agent (which notice and demand shall show in reasonable detail the calculation of such additional amounts as shall be required to compensate such Bank or Issuing Bank for the increased cost to such Bank or Issuing Bank or such Bank's or Issuing Bank's holding company as a result of such increase in capital), although the failure to give any such notice shall not, unless such notice fails to set forth the information required above, release or diminish any of the Borrowers' obligations to pay additional amounts pursuant to this Section 2.10(c), and subject to Section 2.16, such Borrower shall pay such additional amounts.

(g)Section 5.01(k)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i)    Within 10 Business Days of delivery of each compliance certificate delivered pursuant to Section 5.01(a), the Parent shall cause one or more of its Subsidiaries as determined by the Parent to execute and deliver to the Administrative Agent, at the Parent's option, either (x) a Guaranty in substantially the form of the Guaranty delivered by Parent, Global, EII, and EUI on the Effective Date or (y) a Borrower Counterpart, in each case, to the extent necessary to ensure that the aggregate amount of Debt of the Restricted Subsidiaries that are not Loan Parties does not exceed 10% of Consolidated Tangible Net Worth, as reflected on the most recent certificate delivered pursuant to Section 3.02(c) or 5.01(a), as applicable.
(h)Section 3.02(c)(v), Section 5.01(a)(i)(B), Section 5.01(a)(ii)(B) and Section 5.01(k)(ii) of the Credit Agreement are hereby amended such that each reference to the word “Subsidiary” set forth therein is hereby deleted in its entirety and the words “Restricted Subsidiary” are substituted in lieu thereof.

Section 2.Amendments to Guaranty Agreement.

(a)The words “as amended, restated, supplemented or otherwise modified from time to time” are inserted in the first sentence of the third paragraph of the Guaranty Agreement after the second open parenthesis and before the words “'Credit Agreement').”

(b)Section 23 of the Guaranty Agreement is hereby amended such that the reference to the word “Subsidiary” set forth therein is hereby deleted in its entirety and the words “Restricted Subsidiary” are substituted in lieu thereof.

Section 3.Representations True; No Default. Each Loan Party represents and warrants that:

(a)this First Amendment has been duly authorized, executed and delivered on its behalf, and the Credit Agreement, as amended by this First Amendment, and the other Loan Documents to which it is a party, constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity;

(b)the representations and warranties of such Loan Party contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (other than (i) those representations and warranties that expressly relate to a specific earlier date, which representations and warranties were true and correct in all material respects as of such earlier date and (ii) those representations and warranties that are by their terms subject to a materiality qualifier, which representations and warranties are true and correct in all respects); and

(c)after giving effect to this First Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing.

Section 4.Reaffirmation of Guaranty. Each of the undersigned Guarantors (a) acknowledges this First Amendment and each of the terms and provisions contained herein, (b) after giving effect to this First Amendment, ratifies, confirms and reaffirms the validity, enforceability and binding nature of the Guaranties to which it is a party and of all of the Obligations defined therein, and (c) acknowledges and agrees that each Guaranty to which it is party is, and shall continue to be, in full force and effect on, from and after the date hereof and that no defense, counterclaim, cross-complaint, right of set-off or other similar claim or right of any kind exists with respect to the validity or enforceability of such Guaranty or any of the obligations thereunder.

Section 5.Effectiveness. This First Amendment shall become effective as of 12:01 a.m. Eastern Standard Time on the date (the “First Amendment Closing Date”) when, and only when, the Administrative Agent notifies Parent that the Administrative Agent (or its counsel) has received multiple original counterparts from each party hereto, as requested by the Administrative Agent, of this First Amendment duly and validly executed and delivered by duly authorized officers of each such party.

Section 6.Miscellaneous Provisions.

(a)From and after the execution and delivery of this First Amendment, the Credit Agreement and the Guaranty Agreement shall be deemed to be amended and modified as herein provided, and except as so amended and modified the Credit Agreement and the Guaranty Agreement shall continue in full force and effect.

(b)The Credit Agreement and this First Amendment shall be read and construed as one and the same instrument, and the Guaranty Agreement and this First Amendment shall be read and construed as one and the same instrument.

(c)Any reference in any of the Loan Documents to the Credit Agreement or the Guaranty Agreement shall be a reference to the Credit Agreement as amended by this First Amendment or the Guaranty Agreement as amended by this First Amendment, as applicable.

(d)This First Amendment is a Loan Document for purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of the representations, warranties, and covenants under this First Amendment may be a Default or an Event of Default under the Loan Documents.

(e)This First Amendment shall be construed in accordance with and governed by the laws of the State of New York.

(f)This First Amendment may be signed in any number of counterparts and by different parties in separate counterparts and may be in original or facsimile form, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(g)The headings herein shall be accorded no significance in interpreting this First Amendment.

Section 7.Binding Effect. This First Amendment shall be binding upon and inure to the benefit of the Loan Parties, the Banks and the Administrative Agent and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their respective duly authorized officers as of the date first set forth above, to be effective as of the First Amendment Closing Date.

LOAN PARTIES:

ENSCO PLC, as a Borrower and a Guarantor

By: /s/ James W. Swent, III
Name: James W. Swent, III
Title: Senior Vice President - Chief Financial Officer

ENSCO INTERNATIONAL INCORPORATED,
as a Borrower and a Guarantor

By: /s/ Douglas E. Hancock
Name: Douglas E. Hancock
Title: Vice President and Treasurer

ENSCO UNIVERSAL LIMITED, as a Borrower

By: /s/ Herman Malone, Jr.
Name: Herman Malone, Jr.
Title: Secretary

ENSCO OFFSHORE INTERNATIONAL COMPANY, as a Borrower

By: /s/ Zarksis D. Italia
Name: Zarksis D. Italia
Title: Vice President, Secretary and Treasurer

PRIDE INTERNATIONAL, INC., as a Borrower and a Guarantor

By: /s/ David A. Armour
Name: David A. Armour
Title: President

PRIDE INTERNATIONAL, LTD., as a Borrower

By: /s/ Zarksis D. Italia
Name: Zarksis D. Italia
Title: President

ENSCO GLOBAL IV LTD., as a Borrower

By: /s/ Zarksis D. Italia
Name: Zarksis D. Italia
Title: Vice President

ENSCO OVERSEAS LIMITED, as a Borrower

By: /s/ Zarksis D. Italia
Name: Zarksis D. Italia
Title: Vice President, Secretary and Treasurer

ENSCO GLOBAL LIMITED, as a Guarantor

By: /s/ Herman E. Malone, Jr.
Name: Herman E. Malone, Jr.
Title: Vice President, Secretary and Treasurer

ENSCO UNITED INCORPORATED, as a Guarantor

By: /s/ David A. Armour
Name: David A. Armour
Title: President

ENSCO INVESTMENTS LLC, as a Guarantor

By: /s/ Herman E. Malone, Jr.
Name: Herman E. Malone, Jr.
Title: Vice President

ADMINISTRATIVE AGENT:

CITIBANK, N.A., as Administrative Agent

By:/s/ Lisa Huang
Name: Lisa Huang
Title: Vice President

BANKS:

CITIBANK, N.A.

By:/s/ Lisa Huang
Name: Lisa Huang
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH
By: /s/ John S. McGill
Name: John S. McGill
Title: Director

By: /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ T. Alan Smith
Name: T. Alan Smith
Title: Managing Director

DNB BANK ASA
By: /s/ Andrea Ozbolt
Name: Andrea Ozbolt
Title: Vice President
By: /s/ Kai M. Blache
Name: Kai M. Blache
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By: /s/ Andrew Oram
Name: Andrew Oram
Title: Managing Director

HSBC BANK USA, NATIONAL ASSOCIATION
By: /s/ Mercedes Ahumada
Name: Mercedes Ahumada
Title: Vice President

COMPASS BANK
By: /s/ Alex Mayral
Name: Alex Mayral
Title: Senior Vice President

NATIXIS
By: /s/ Kenyatta Gibbs
Name: Kenyatta Gibbs
Title: Director

By: /s/ Carlos Quinteros
Name: Carlos Quinteros
Title: Managing Director

BANK OF AMERICA, N.A.
By: /s/ Joseph Scott
Name: Joseph Scott
Title: Director

LLOYDS TSB BANK PLC
By: /s/ Julia R. Franklin
Name: Julia R. Franklin
Title: Vice President
By: /s/ Dennis McClellan
Name: Dennis McClellan
Title: Assistant Vice President

THE BANK OF NOVA SCOTIA
By: /s/ John Frazell
Name: John Frazell
Title: Director

BNP PARIBAS
By: /s/ Guillaume Deve
Name: Guillaume Deve
Title: Managing Director
By: /s/ Sriram Chandrasekaran
Name: Sriram Chandrasekaran
Title: Vice President